ADS MEDIA GROUP, inc.
STOCK OPTION AGREEMENT

This Stock Option Agreement (this "Option Agreement") is entered as of June 16, 2006, between ADS Media Group, Inc. (the "Company"), and Clark R. "Dub" Doyal (the "Holder").

Recitals

            A.       Holder has agreed to accept options to purchase Common Stock of the Company in lieu of deferrred, unpaid salary compensation. As consideration for the grant of this Option, Holder releases and cancels his claim agains the Company for past deferred compensation due through May 31, 2006.

            B.       The Company recognizes that the Holder is a key stake holder of the Company who has materially contributed to its success. The Company grants this option in exchange for Holder's past contributions and as an incentive for his future contributions.

Agreement

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto intending to be legally bound hereby, agree as follows:

            1.       Option Grant. The Company hereby grants to Holder the irrevocable option (the "Option") to purchase up to 2,922,364 shares of Common Stock of the Company (the "Shares") on the terms and conditions set forth herein. The Option may be exercised in whole or in part as provided in this Option Agreement.

            2.       Exercise Price. Holder may purchase Shares pursuant to the exercise of the Option at a purchase price of THIRTEEN CENTS ($0.13) per Share, which price exceeds the fair market value of the Company's common stock on the date of grant of this Option.

3. Exercise.

(a) The Option is exercisable immediately in whole or in part.

                        (b)       Subject to the provisions of this Option Agreement, Holder shall have the right to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully paid and nonassessable Shares subject to the Option and not previously purchased by Holder, upon written notice as provided in subsection (a), stating the number of Shares being purchased, together with payment of the purchase price for the Shares being purchased. Within five business days after receipt of payment of the exercise price, the Company shall deliver a certificate to the Holder for the number of Shares so purchased. Payment of the exercise price may be made in cash or by certified check or official bank check payable to the order of the Agent. The exercise price and the number of Shares issuable upon exercise of the Option are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 7 of this Option Agreement.

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                        (c)       The Holder, at his option, may exercise this Option in a cashless exercise transaction. In order to effect a cashless exercise, the Holder shall deliver written notice which shall state the election to exercise the Option in a cashless exercise, the number of Shares in respect of which the Option is being exercised, and such other representations and such other representations and agreements as to the Holder's investment intent with respect to such shares of common stock as may be required by the Company. Such written notice shall be signed by holder and shall be delivered in person or by certified mail to the President, Secretary or Chief financial Officer of the Company. Promptly after receipt of such written notice, the Company shall issue the holder a number of shares of common stock computed using the following formula:

X = Y(A-B)÷ A

where:	X = the number of shares of common stock to be issued to the holder;
Y = the number of shares of common stock for which the Option is being exercised;

A = the average closing bid price of the Common Stock for the five (5) trading days prior to the date of exercise of this Option as reported by the OTC
      Bulletin Board, Nasdaq, or any national securities exchange; and

B = the exercise price of the Option.

                        (i)       For purposes of Rule 144 (and subsection (d)(3)(ii) thereof, it is intended, understood and acknowledged that the common stock issuable upon exercise of this Option in a cashless exercise shall be deemed to have been acquired at the time this Option was issued.

4. Expiration and Termination. This Option shall terminate and no part of the Option may be exercised after 5:00 p.m. Central Time, on June __, 2016 (the "Termination Date").

            5.       Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Holder only by Holder. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Holder.

            6.       Restriction on Exercise and Resale of Shares. The Holder understands that this Option and the Shares issuable upon exercise of this Option have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities laws by reason of specific exemptions from the registration provision of those laws.

7. Effect of Certain Changes.

                        (a)       If there is any change in the shares of Common Stock through the declaration of dividends on Common Stock paid in equity securities of the Company, recapitalization, stock splits, reverse splits, or combinations or exchanges of such shares, or other similar transactions, the number of shares covered by the Option shall be proportionately adjusted to reflect such change in the issued shares of Common Stock (provided, however, that

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any fractional shares resulting from such adjustment shall be eliminated); and the exercise price per share of the Option shall be proportionately adjusted by a fraction, the numerator of which is the number of shares of new Common Stock outstanding immediately before the occurrence of such event, and the denominator of which is the number of shares of new Common Stock outstanding immediately following the occurrence of such event. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event.

                         (b)       In the event of the dissolution or liquidation of the Company, or in the event of a merger or consolidation of the Company with another company, or other similar transactions, each of the Shares purchasable hereunder shall be replaced for the purposes herein by (and this Option shall be deemed to pertain to) the securities, case or property issuable or distributable in respect of, or exchangeable for, the Shares upon such dissolution, liquidation, merger or consolidation.

                         (c)       Except as contemplated by this Section 7, the Holder shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation; and any issues by the Company of shares of stock of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award. This Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or change of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business assets.

                         (d)       Whenever the Shares issuable upon the exercise of the Option or the exercise price of the Option is adjusted, as herein provided, the Company shall promptly deliver to the Holder notice of such adjustment or adjustments.

            8.       Reservation of the Shares. The Company shall at all times reserve and keep available the full numbers of shares of Common Stock deliverable on exercise of the Option from time to time outstanding, including any adjustment or change in the Option provided by Section 7.

            9.       Amendment, Modification, or Waiver. No provision of this Option Agreement may be amended or waived unless such amendment or waiver is agreed in writing and signed by the Company and the Holder. No waiver by any party hereto of any breach by another party hereto of any condition or provisions of this Option Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

            10.       Notices. Any notice, demand or request required or permitted to be given by either the Company or the Holder pursuant to the terms of this Option Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at

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the end of this Option Agreement or such other address as the party may request by notifying the other in writing.

            11.     Severability. Any provision of this Option Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            12.       Governing Law. The Option Agreement will be governed by and construed in accordance with the laws of Texas, without regard to its conflicts of laws principals. In any action to enforce this Option Agreement, venue shall lie in Bexar County, Texas.

13. Captions. Paragraph headings contained in this Option Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Option Agreement.
14. Counterparts. This Option Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

IN WITNESS WHEREOF, the Company and the Holder have caused this Option Agreement to be duly executed as of the day and year first above written.

ADS Media Group, Inc.:	Holder:

James Schell, Vice President	Clark R. "Dub" Doyal
12758 Cimarron Path, Suite B-128 San Antonio, Texas 78249-3426	_______________________ San Antonio, Texas _____

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